Exhibit 99.2
2nd Quarter 2009 Conference Call July 24, 2009

2 During this discussion Company management may make forward looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition and industry consolidation, increases in costs or availability of ingredients, product price increases impact on total revenue, risks from large customers, changes in consumer preferences, implementation of a new information system, product recalls or safety concerns, food industry and regulatory factors, acquisition and divestiture risks, ability to execute strategic initiatives, interest rate, foreign exchange rate and credit risks, natural disasters or catastrophic events and current economic conditions are discussed in the Company's most recent Form 10-K filed with the Securities and Exchange Commission. "Forward-Looking Statements"

2nd Quarter 2009 Financial Review Rick Puckett Executive Vice President & Chief Financial Officer

4 Net Revenue Growth (Unaudited)

5 Q2 2009 Net Sales Summary (Unaudited) ($ in millions)

6 Gross Margin Trend (Unaudited) * Q4 2008 data excludes special items. For a corresponding reconciliation of Q4 2008 data excluding special items to Q4 2008 data including special items, see the reconciliation of non-GAAP measures in the Appendix.

7 SG&A % of Net Sales (Unaudited) * Q4 2008 data excludes special items. For a corresponding reconciliation of Q4 2008 data excluding special items to Q4 2008 data including special items, see the reconciliation of non-GAAP measures in the Appendix.

8 Operating Profit** Margin Trend (Unaudited) ** Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP in the Appendix. * Q4 2008 data excludes special items. For a corresponding reconciliation of Q4 2008 data excluding special items to Q4 2008 data including special items, see the reconciliation of non-GAAP measures in the Appendix.

9 Q2 2009 Financial Summary (Unaudited) * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ($ in millions, except for per share amounts)

10 Key 2nd Quarter Statistics (Unaudited) ($ in millions) ** Net Debt is a non-GAAP measure. For a corresponding reconciliation of Net Debt to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. * Excluding special items. EBITDA is a non-GAAP measure. For a corresponding reconciliation of EBITDA to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix.

11 2009 Financial Summary First Six Months (Unaudited) * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ($ in millions, except for per share amounts)

12 Selected Cash Flow Items First Six Months (unaudited) ($ in millions)

13 2009 Full Year Estimates ($ in millions, except for per share amounts)

Operations Overview Dave Singer President & Chief Executive Officer

2nd Quarter Review Record Second Quarter revenues Impact of peanut butter recall subsiding Archway integration on track and accretive New product launches New advertising campaign DSD improvements Focus for remainder of year 15

Q&A

Appendix

18 Reconciliation of Non-GAAP Measures This presentation includes certain measures not derived in accordance with generally accepted accounting principles ("GAAP"). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP financial measures to the most nearly comparable GAAP measures, if applicable, is presented on the slides that follow. The Company believes these non-GAAP financial measures provide useful information to investors as the measures emphasize core on- going operations and are helpful in comparing past and present operating results. The Company uses these measures to evaluate past performance and prospects for future performance. The presentation of non-GAAP financial measures by the Company should not be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

19 Reconciliation of Non-GAAP Measures: Special Items (Unaudited) ($ in millions, except for per share amounts)

20 Reconciliation of Non-GAAP Measures: Special Items (Unaudited) ($ in millions, except for per share amounts)

21 Reconciliation of Non-GAAP Measures: Operating Profit (Unaudited) ($ in millions)

22 ($ in millions) Reconciliation of Non-GAAP Measures: EBITDA (Unaudited)

23 ($ in millions) Reconciliation of Non-GAAP Measures: Net Debt (Unaudited)

24 Reconciliation of Non-GAAP Measures: Operating Profit Trend (Unaudited) ($ in millions)